                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 5, 2000
               (Date of earliest event reported: March 20, 2000)


                         EL PASO ENERGY PARTNERS, L.P.
             (Exact name of registrant as specified in the charter)


          Delaware                    1-11680              76-0396023
(State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
      of incorporation)                                 Identification No.)


                            El Paso Energy Building
                             1001 Louisiana Street
                              Houston, Texas 77002
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (713) 420-2131

Item 2.  Acquisition or Disposition of Assets.

       On March 20, 2000, we purchased the El Paso Intrastate-Alabama pipeline system, or EPIA, a 450 mile pipeline system that transports coal bed methane production as well as conventional natural gas supplies for redelivery to regional local distribution companies and municipalities in western Alabama and to Tennessee Gas Pipeline and Southern Natural Gas, for total cash consideration of $26.5 million from a subsidiary of El Paso Energy Corporation. We recorded this transaction using the purchase method of accounting. El Paso Energy, through its subsidiaries, owns an effective 34.5 percent economic interest in us, including a one percent general partner interest and an approximate one percent non-managing member interest in certain of our subsidiaries.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial statements of business acquired.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
  El Paso Intrastate-Alabama, Inc.:

In our opinion, the accompanying balance sheet and the related statements of income, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of El Paso Intrastate-Alabama, Inc. (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Houston, Texas
June 1, 2000

                         EL PASO INTRASTATE-ALABAMA, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                     ASSETS
Current assets
     Cash and cash equivalents                                       $        3
     Accounts and notes receivable, net
         Trade                                                            4,897
         Affiliates                                                         654
     Gas imbalances                                                         807
     Materials and supplies                                                 207
     Deferred tax assets                                                    238
     Other                                                                   31
                                                                     ----------
         Total current assets                                             6,837

Property, plant, and equipment, net                                      24,310

Other noncurrent assets                                                     239

                                                                     ----------
         Total assets                                                $   31,386
                                                                     ==========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
     Accounts payable
         Trade                                                       $    4,067
         Affiliates                                                       3,491
     Other                                                                  731
                                                                     ----------
         Total current liabilities                                        8,289

Deferred tax liabilities                                                    983
Deferred credits                                                            197
                                                                     ----------
         Total liabilities                                                9,469
                                                                     ----------
Commitments and contingencies

Stockholder's equity
     Common stock, par value $1.00 per share; authorized
         1,000 shares; issued 1,000 shares                                    1
     Additional paid-in capital                                          12,109
     Retained earnings                                                    9,807
                                                                     ----------
         Total stockholder's equity                                      21,917
                                                                     ----------

         Total liabilities and stockholder's equity                  $   31,386
                                                                     ==========


                             See accompanying notes.

                         EL PASO INTRASTATE-ALABAMA, INC.
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

Operating revenues
     Natural gas sales                                       $   21,737
     Transportation                                               6,505
                                                             ----------
                                                                 28,242
                                                             ----------
Operating expenses
     Costs of gas sold                                           21,013
     Operation and maintenance                                    2,845
     Depreciation                                                 3,335
     Impairment charge                                            7,054
     Taxes, other than income taxes                                 247
                                                             ----------
                                                                 34,494
                                                             ----------
Operating loss                                                   (6,252)
Interest expense                                                   (202)
                                                             ----------
Loss before income taxes                                         (6,454)
Income tax benefit                                                2,612
                                                             ----------

Net loss                                                     $   (3,842)
                                                             ==========

                             See accompanying notes.

                         EL PASO INTRASTATE-ALABAMA, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

Cash flows from operating activities
     Net loss                                                     $     (3,842)

     Adjustments to reconcile net loss to net cash
     from operating activities
       Depreciation                                                      3,335
       Impairment charge                                                 7,054
       Deferred income tax benefit                                      (3,815)
       Working capital changes, net of non-cash transactions
         Accounts and notes receivable                                  (1,797)
         Accounts payable                                                2,884
         Other working capital changes                                     946
       Other                                                               269
                                                                  ------------
Net cash provided by operating activities                                5,034
                                                                  ------------

Cash flows from investing activities
     Capital expenditures                                               (3,090)
                                                                  ------------
Net cash used in investing activities                                   (3,090)
                                                                  ------------

Cash flows from financing activities
     Net change in advances from affiliates                             (1,944)
                                                                  ------------
Net cash used in financing activities                                   (1,944)
                                                                  ------------

Net change in cash and cash equivalents                                     --

Cash and cash equivalents

         Beginning of period                                                 3
                                                                  ------------

         End of period                                            $          3
                                                                  ============
Supplemental disclosure of cash flow information
     Cash paid for interest                                       $        209
                                                                  ============
     Cash paid for income taxes                                   $        405
                                                                  ============


                             See accompanying notes.

                        EL PASO INTRASTATE-ALABAMA, INC.
                        STATEMENT OF STOCKHOLDER'S EQUITY
                                 (IN THOUSANDS)


                                        Common Stock            Additional                       Total
                                -----------------------------     paid-in        Retained     stockholder's
                                   Shares          Amount         capital        earnings        equity
                                -------------   -------------  -------------  -------------   -------------
January 1, 1999                             1   $           1   $     12,109  $      13,649   $      25,759

     Net loss                              --              --             --         (3,842)         (3,842)
                                -------------   -------------   ------------  -------------   -------------
December 31, 1999                           1   $           1   $     12,109  $       9,807   $      21,917
                                =============   =============   ============  =============   =============



                             See accompanying notes.

                        EL PASO INTRASTATE-ALABAMA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    COMPANY BUSINESS

      El Paso Intrastate-Alabama, Inc., or the Company, is a wholly owned subsidiary of El Paso Energy Corporation. Prior to the merger of El Paso Energy and Sonat Inc. in October 1999, the Company was a wholly owned subsidiary of Sonat. The Company owns and operates over 450 miles of pipelines and related compression facilities. The pipeline system is strategically located to transport coal bed methane production as well as conventional natural gas supplies for redelivery to regional local distribution companies, municipalities in western Alabama, Tennessee Gas Pipeline, which serves the northeast United States, and Southern Natural Gas, which serves the southeastern United States. The Company also buys natural gas from regional producers and others and sells natural gas to local distributors and others.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

         The Company's financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

      Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities that exist at the date of the financial statements. Actual results may differ from those estimates.

      Cash and Cash Equivalents

         Short-term investments purchased with an original maturity of three months or less are considered cash equivalents.

      Allowance for Doubtful Accounts and Notes Receivable

         The Company establishes a provision for losses on accounts and notes receivable if determined to be uncollectible. Collectibility is reviewed regularly and the allowance is adjusted as necessary primarily under the specific identification method. At December 31, 1999, the allowance was $380 thousand.

      Materials and Supplies

         Materials and supplies are valued at the lower of cost or market with cost determined using the average cost method.

      Gas Imbalances

         Gas imbalances represent the difference between actual gas receipts from and gas deliveries to the Company's customers. Gas imbalances arise when these customers deliver more or less gas into the pipeline system than they take out. Natural gas imbalances are settled in cash or made up in-kind, subject to the pipeline's various contractual terms. The Company values gas imbalances due to or from shippers and operators at the appropriate index price.

                        EL PASO INTRASTATE-ALABAMA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      Property, Plant, and Equipment

         The Company's property, plant, and equipment is based on the original cost of construction or, on acquisition, the fair value of the assets acquired. Construction costs include all direct costs of the project, as well as indirect charges, including capitalized interest. Repairs and maintenance costs are expensed as incurred, while additions, improvements and replacements are capitalized. Depreciation on these properties is provided using the composite method, which in the opinion of management, is adequate to allocate the cost of properties over their estimated useful lives. Pipelines and related equipment have an expected life of 20 years and other assets have expected lives of 5 to 15 years. When these properties are retired due to abandonment or replacement, the remaining original cost, plus retirement cost, less salvage is charged as a gain or loss in income.

         The Company evaluates impairment of property, plant, and equipment in accordance with Statement of Financial Accounting Standards, or SFAS, No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. In 1999, the Company recorded an impairment charge of approximately $7 million (see Note 3).

      Revenue Recognition

         The Company recognizes revenue from natural gas transportation in the period the service is provided. Revenue from natural gas sales is recognized upon delivery.


      Income Taxes

         Income taxes are based on income reported for tax return purposes along with a provision for deferred income taxes. Deferred income taxes are provided to reflect the tax consequences in future years of differences between the financial statement and tax bases of assets and liabilities at each year-end. Tax credits are accounted for under the flow-through method, which reduces the provision for income taxes in the year the tax credits become available. Deferred tax assets are reduced by a valuation allowance when, based upon management's estimates, it is more likely than not that a portion of those assets will not be realized in a future period. The estimates utilized in the recognition of deferred tax assets are subject to revision in future periods based on new facts or circumstances.

         The Company is a member of El Paso Energy's consolidated tax group and will be included in El Paso Energy's consolidated return. El Paso Energy maintains a tax sharing policy which provides, among other things, that (i) each company in a taxable income position will be currently charged with an amount equivalent to its federal income tax computed on a separate return basis, and
(ii) each company in a tax loss position will be reimbursed currently to the extent its deductions, including general business credits, were utilized in the consolidated return. Under the policy, El Paso Energy pays all federal income taxes directly to the IRS and will bill or refund, as applicable, its subsidiaries for their applicable portion of such income tax payments. Prior to the merger between El Paso Energy and Sonat Inc. in October 1999, the Company had a similar tax sharing agreement with Sonat.

                        EL PASO INTRASTATE-ALABAMA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     New Accounting Pronouncements Not Yet Adopted

         In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued by the Financial Accounting Standards Board to establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This pronouncement requires that an entity classify all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (i) a hedge of the exposure to changes in the fair value of a recognized asset, liability or an unrecognized firm commitment, (ii) a hedge of the exposure to variable cash flows of a forecasted transaction, or (iii) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. Under SFAS No. 133, accounting for the changes in the fair value of a derivative depends on the intended use and its resulting designation. The standard was amended by SFAS No. 137 issued in June 1999. The amendment defers the effective date to fiscal years beginning after June 15, 2000. The Company is currently evaluating the effects of this pronouncement.


3.   PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment consisted of the following at December 31, 1999 (in thousands):

               Pipelines and equipment                          $ 59,224
               Construction work-in-progress                       5,206
               Other                                                 643
                                                                --------
                                                                  65,073
               Less accumulated depreciation                      40,763
                                                                --------
                    Total property, plant, and equipment        $ 24,310
                                                                ========

         Upon El Paso Energy's decision to sell the Company, the Company recorded an impairment charge of approximately $7 million under SFAS No. 121 on its pipelines and related equipment to reflect their fair value less estimated cost of disposal. The fair value was determined as the present value of the discounted net cash flows over the remaining useful life of these assets.

4.   INCOME TAXES

     The following table reflects the components of income tax expense (benefit) for the year ended December 31, 1999 (in thousands):

               Current
                 Federal                                        $    953
                 State                                               250
                                                                --------
                                                                   1,203
                                                                --------
               Deferred
                 Federal                                          (3,069)
                 State                                              (746)
                                                                --------
                                                                  (3,815)
                                                                --------
                Income tax benefit                              $ (2,612)
                                                                ========

                        EL PASO INTRASTATE-ALABAMA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Tax benefit of the Company differs from the amount computed by applying the statutory federal income tax rate (35 percent) to income before taxes. The following table outlines the reasons for the differences for the year ended December 31, 1999 (in thousands):


              Income tax benefit at the statutory
                 federal rate of 35%                    $  (2,259)

                 State income tax, net of
                   federal income tax benefit                (322)
                 Other                                        (31)
                                                        ---------
              Income tax benefit                        $  (2,612)
                                                        =========
              Effective tax rate                             40.5%
                                                        =========


     The following table reflects the components of the net deferred tax liability at December 31, 1999 (in thousands):

               Deferred tax liabilities
                 Property, plant, and equipment                 $    853
                 Prepaid pension costs                               130
                                                                --------
                    Total deferred tax liabilities                   983
                                                                --------
               Deferred tax assets
                 Postretirement benefit obligation                   155
                 Allowance for bad debts                              57
                 Other                                                26
                                                                --------
                    Total deferred tax assets                        238
                                                                --------
               Net deferred tax liability                       $    745
                                                                ========

5.   RELATED PARTY TRANSACTIONS

     Natural gas sales and transportation services revenues received from affiliated companies totaled $9.8 million and natural gas purchased from affiliated companies totaled $9.6 million for the year ended December 31, 1999. Accounts receivable and payable balances due from and to these affiliates were $0.7 million and $3.5 million, respectively, as of December 31, 1999.

     For the year ended December 31, 1999, the Company's parent allocated $0.3 million of corporate overhead to cover expenses related to management, legal, financial, tax, consultative, administrative and other services, including employee benefits, annual incentive bonuses, rent, insurance, and information technology provided to the Company. Included in the employee benefits allocation were pension costs and postretirement costs for the Company's employees.

                        EL PASO INTRASTATE-ALABAMA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The Company participates in a cash management arrangement with El Paso Energy. Under the arrangement, excess cash balances are advanced periodically to the Company. Cash requirements are funded as needed through advances of cash from El Paso Energy. Net balances of amounts advanced bear interest at rates approximating short-term market rates. The interest rate at December 31, 1999 was 5.6 percent. Interest expense recorded under the arrangement was $0.2 million in 1999. Under its cash management arrangement, the Company had a balance of $2.7 million due to El Paso Energy at December 31, 1999. Such amounts are included in affiliate accounts payable on the accompanying balance sheet.

6.   COMMITMENTS AND CONTINGENCIES

     The Company is subject to various contractual agreements, laws, and regulations that arise in the ordinary course of business. Management does not believe that compliance with these contractual agreements, laws, and regulations will have a material effect on our financial statements.

7.   TRANSACTIONS WITH MAJOR CUSTOMERS AND SUPPLIERS

     The following tables shows revenues from major customers and costs incurred from major suppliers for the year ended December 31, 1999 (in thousands):

         Customers
           Alagasco                                 $ 12,037
           El Paso Production Company                  4,553
           El Paso Merchant Energy Company             5,211

         Suppliers
           El Paso Production Company               $  9,576
           Torch Energy Marketing, Inc.                2,782


8.   SALE TO EL PASO ENERGY PARTNERS, L.P. (unaudited)

     On March 20, 2000, El Paso Energy sold the Company to El Paso Energy Partners, L.P. for $26.5 million.

             (b)  Pro forma financial information.

         Presented below are the unaudited pro forma condensed combined financial statements reflecting our purchase of EPIA. This information is included to give you a better understanding of what the combined results of operations and financial position may have looked like had the acquisition occurred as of and for the year ended December 31, 1999.

         These pro forma statements reflect the acquisition of EPIA using the purchase method of accounting. In this pro forma transaction, we borrowed $24.9 million under our credit facility to fund the acquisition. The values we assigned in these statements to the assets and liabilities acquired are based upon our preliminary estimates of their fair value. As a result, these preliminarily allocated values may change. However, we believe that the unaudited pro forma adjustments and the underlying assumptions reasonably present the significant effects of the transaction. In addition, we will undertake a study of the fair value of EPIA's assets and liabilities and will revise, if necessary, purchase accounting adjustments upon completion of that study.

         Accounting policy differences and intercompany balances between us and EPIA have been determined to be immaterial and, accordingly, these financial statements have not been adjusted for those differences.

         The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the purchase been consummated as of and for the year ended December 31, 1999, nor are they indicative of our future operating results or financial position. The unaudited pro forma condensed combined financial statements do not give effect to any operating efficiencies or cost savings that may result from our integration of EPIA's operations.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                            El Paso
                                                        El Paso Energy    Intrastate-
                                                        Partners, L.P.      Alabama           Pro Forma
                                                         Historical        Historical         Adjustments     Pro Forma
                                                       ---------------   ---------------   ----------------   ------------
                                     Assets

Total current assets                                       $ 12,957        $  6,837          $   (654)(a)       $ 19,140
                                                                                               24,944 (b)
                                                                                              (24,944)(c)
Property and equipment, net                                 373,759          24,310               190 (d)        398,259
Equity investments                                          185,766              --                --            185,766
Other noncurrent assets                                      11,103             239            24,944 (c)         11,342
                                                                                              (24,944)(e)
                                                           --------        --------          --------           --------
         Total assets                                      $583,585        $ 31,386          $   (464)          $614,507
                                                           ========        ========          ========           ========

                        Liabilities and Partners' Capital

Total current liabilities                                  $ 10,418        $  8,289          $ (3,491)(a)       $ 15,216
Notes payable                                               290,000              --            24,944 (b)        314,944
Long-term debt                                              175,000              --                 -            175,000
Other noncurrent liabilities                                 12,164           1,180                 -             13,344
                                                           --------        --------           -------           --------
         Total liabilities                                  487,582           9,469            21,453            518,504

Commitments and contingencies

Minority interest                                              (486)             --                --               (486)

Equity                                                       96,489          21,917             2,837 (a)         96,489
                                                                                                  190 (d)
                                                                                              (24,944)(e)
                                                           --------         -------          --------           --------
         Total liabilities and partners' capital           $583,585         $31,386          $   (464)          $614,507
                                                           ========         =======          ========           ========

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                                              El Paso
                                                           El Paso Energy    Intrastate-
                                                           Partners, L.P.     Alabama         Pro Forma
                                                            Historical       Historical      Adjustments            Pro Forma
                                                          ---------------  ---------------  ---------------      ---------------
Operating revenues                                        $        96,473  $        28,242  $            --      $       124,715
                                                          ---------------  ---------------  ---------------      ---------------

Operating expenses
     Cost of gas sold                                                  --           21,013               --               21,013
     Operation and maintenance                                     22,402            2,845               --               25,247
     Depreciation, depletion, and amortization                     30,630            3,335               10 (f)           33,975
     Impairment charges                                                --            7,054               --                7,054
     Taxes, other than income                                          --              247               --                  247
                                                          ---------------  ---------------  ---------------      ---------------
                                                                   53,032           34,494               10               87,536
                                                          ---------------  ---------------  ---------------      ---------------
Operating income (loss)                                            43,441           (6,252)             (10)              37,179
                                                          ---------------  ---------------  ---------------      ---------------

Other income
     Gain on sales of assets                                       10,103               --               --               10,103
     Other                                                            358               --               --                  358
                                                          ---------------  ---------------  ---------------      ---------------
                                                                   10,461               --               --               10,461
                                                          ---------------  ---------------  ---------------      ---------------

Income before interest, income taxes and other charges             53,902           (6,252)             (10)              47,640

Interest and debt expense                                          35,323              202            2,245 (g)           37,770
Income tax expense (benefit)                                         (435)          (2,612)            (913)(h)           (3,960)
Minority interest                                                     197               --               --                  197
                                                          ---------------  ---------------  ---------------      ---------------
                                                                   35,085           (2,410)           1,332               34,007
                                                          ---------------  ---------------  ---------------      ---------------

Net income (loss)                                                  18,817           (3,842)          (1,342)              13,633

Net income allocated to General Partner                            12,129               --              (52)(i)           12,077
                                                          ---------------  ---------------  ---------------      ---------------

Net income (loss) available to limited partners           $         6,688  $        (3,842) $        (1,290)     $         1,556
                                                          ===============  ===============  ===============      ===============

Basic and diluted net income (loss) per unit              $          0.26                                        $          0.06
                                                          ===============                                        ===============

Basic and diluted average units outstanding                        25,928                                                 25,928
                                                          ===============                                        ===============

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) The purchase agreement provides for EPIA to settle all affiliate accounts receivable and payable prior to the close date. This adjustment reflects the settlement as if it had occurred on December 31, 1999, and was accomplished by a contribution to equity by EPIA's parent.

(b) This entry represents the cash proceeds from borrowings to fund the acquisition of EPIA.

(c) This entry represents the acquisition of EPIA in exchange for cash. The purchase agreement provides for a purchase price of $24.5 million adjusted principally for working capital and other non-plant assets and liabilities at the closing date, and earnings from December 31, 1999 to the closing date. These pro forma financial statements are presented as though the purchase occurred on December 31, 1999, at which time working capital and other non-plant assets and liabilities were $0.4 million.

(d) This entry represents the allocation of the excess purchase price over the preliminarily allocated fair value of assets and liabilities acquired. This excess has been reflected as an increase to property, plant, and equipment. This allocation may change as we finalize our evaluation of the fair value of the assets and liabilities we acquired.

(e)  This entry represents the elimination of our investment in EPIA.

(f) This entry represents the amortization of excess purchase price recorded as a result of the acquisition. The adjustment was calculated based on a 20 year estimated life.

(g) This entry represents the increase in interest expense related to the additional borrowings. The amount was calculated based on El Paso Energy Partners' interest rate at December 31, 1999, which was approximately
     9 percent.

(h) This entry represents the income tax effect of the pro forma adjustments assuming an effective income tax rate of 40.5 percent.

(i) This entry represents the adjustment for the income allocated to the General Partner as a result of adding EPIA and pro forma adjustment to the Company's results.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EL PASO ENERGY PARTNERS, L.P.

                                         By:         /s/ D. MARK LELAND
                                             -----------------------------------
                                                       D. Mark Leland
                                               Vice President and Controller
                                                (Principal Accounting Officer)


Date: June 5, 2000